SECOND CONSOLIDATED AMENDMENT AGREEMENT:

THIS SECOND CONSOLIDATED AMENDMENT AGREEMENT (hereinafter, "Amendment") made effective as of the 16th day of February, 2012 by and between, on the one hand, Nikolas Konstant, an individual, and, EOS Petro, Inc., a Delaware corporation, both with a business address located at 2049 Century Park East, Suite 3670, Los Angeles, CA 90067 (collectively, the "Borrower") and, on the other hand, Vatsala Sharma, with an address located at 22338 La Quilla Drive, Los Angeles, CA 91311, as the Lender (as defined below) ("Secured Lender").

1.0 **Affected Documents.** This Amendment shall concurrently amend the following four documents (collectively, "Loan Documents"):

(a) The Loan Agreement, attached as **Exhibit A**, between the Borrower and the Secured Lender, executed February 16, 2012;

(b) The Secured Promissory Note, attached as **Exhibit B**, issued concurrently with other security agreements and a Securities Purchase Agreement between the Borrower and the Secured Lender, executed February 16, 2012;

(c) The Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing, attached as **Exhibit C**, by Borrower in favor of Secured Lender, executed February 16, 2012; and

(d) The Collateral Assignment by Personal Guarantor, attached as **Exhibit D**, by Borrower to Secured Lender, executed February 16, 2012.

To the extent that any of the Loan Documents have language conflicting with this Amendment, the Amendment shall control.

2.0 **Modified Terms.** The following changes to the Loan Agreement executed on February 16, 2012 and Amended on February 23, 2012:

2.1 The language in the **Term of the Loan Agreement** section shall change from "All outstanding principle and interest will be due and payable on the date that is no longer than sixty (60) days from the closing and funding date of the Loan (the "Maturity Date"). Borrower agrees to make best efforts to retire the Loan within thirty (30) days of funding" to "All outstanding principle and interest will be due and payable on or before May 30, 2012."

2.2 The in the **Equity Incentive of the Loan Agreement** section shall change from "As further additional consideration, on the date of this Loan is made, Konstant shall transfer to Lender 200,000 shares of EOS free-trading stock, expected to have a "going-out" trading value range of US$4.00 to US$7.00 per share. In the event Konstant fails to repay the Loan in full by the Maturity Date, on the first business day after the Maturity Date Konstant

shall transfer to Lender an additional 200,000 shares of EOS free-trading stock" to "As further additional consideration, on the date of this Loan is made, Konstant shall transfer to Lender 275,000 shares of EOS free-trading stock, expected to have a "going-out" trading value range of US$4.00 to US$7.00 per share. In the event Konstant fails to repay the Loan in full by the Maturity Date, on the first business day after the Maturity Date Konstant shall transfer to Lender an additional 275,000 shares of EOS free-trading stock ".

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed the day and year first above written.

ACCEPTED AND AGREED:

For "Lender"

Vatsala Sharma
____

For "Borrower"

EOS Petro, Inc.

BY: ____________________________

Nikolas Konstant, Secretary

May 9, 2012

For "Borrower"

____

Nikolas Konstant an individual

May 9, 2012